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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             ______________________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






Date of Report (Date of earliest event reported)   25 October 1996




                        Air Products and Chemicals, Inc.
               (Exact name of registrant as specified in charter)


  Delaware                              1-4534                23-1274455
(State of other jurisdiction    (Commission file number)  (IRS Identification
 of incorporation)                                              number)

7201 Hamilton Boulevard, Allentown, Pennsylvania              18195-1501
   (Address of principal executive offices)                   (Zip Code)


         Registrant's telephone number, including area code  (610) 481-4911
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Item 5.  Other Events.


         Air Products and Chemicals, Inc. ("Air Products") has announced that its Spanish subsidiary, Air Products Iberica, S.A. ("APISA"), has completed the third tender offer for the publicly-held shares of Sociedad Espanola de Carburos Metalicos, S.A. ("Carburos Metalicos"), Spain's leading industrial gas supplier. In October, 1994, Air Products had announced the plan that three separate tender offer applications to acquire such shares would be filed in 1994, 1995 and 1996 with the Comision Nacional de Mercado Valores ("CNMV"), Spain's securities exchange authority.

         At the time of the commencement of the third tender offer on September 18, 1996, APISA held 6,198,105 shares, or 47.63%, of the 13,012,226 outstanding shares of Carburos Metalicos. After the conclusion of the third tender offer, the CNMV on October 22, 1996 confirmed the acquisition of the 6,378,133 shares tendered, and APISA then held 12,576,238, or 96.65% of the outstanding shares of Carburos Metalicos. The amount paid or to be paid in respect of the shares of Carburos Metalicos acquired in the three tender offers (amounting to 70.83% of the total issued shares) is, in the aggregate, approximately $408,444,353 at current exchange rates.

         The consolidated sales for Carburos Metalicos were approximately $300 million in 1995. Air Products acquired its initial 15% interest in Carburos Metalicos in 1982, and since then has provided to it technological, product and management support.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Air Products and Chemicals, Inc.
                                             --------------------------------
                                             (Registrant)




Dated: 25 October 1996              By:       /s/ Arnold H. Kaplan
                                            ---------------------------
                                                    Arnold H. Kaplan
                                                 Vice President - Finance


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